                                                                    Exhibit 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                 Marcia Horowitz
                                                                  (212)-843-8014
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Audited Fourth Quarter and Fiscal Year 2005 Earnings Release and Announcement of
Store Closures
Wichita, Kansas                                                   March 13, 2006

Lone Star Steakhouse & Saloon, Inc. ("Lone Star" or "Company") announced audited operating  results for the sixteen week fourth quarter and fifty-two week fiscal year ended December 27, 2005.

For  the  quarter,   revenue  from  continuing   operations  decreased  1.0%  to
$202,858,000  from  $204,830,000 and year to date increased 0.3% to $669,355,000 from $667,546,000 in 2004.

Income from continuing  operations for the fourth quarter was $3,836,000 or $.19 per share  ($.15  diluted)  compared  to  $10,665,000  or $.52 per  share  ($.47 diluted)  in the prior  year.  For fiscal  year  2005,  income  from  continuing operations  was  $21,306,000  or $1.04  per share  ($.93  diluted)  compared  to
$31,424,000 or $1.50 per share ($1.34 diluted) in 2004.

Included in income from  continuing  operations  for both the fourth  quarter of fiscal  2005  and 2004 was  non-cash  stock  compensation  expense  (credit)  of
$(103,000) and $688,000, respectively, which net of applicable income taxes, had the effect of decreasing net income by $84,000 and $671,000,  respectively.  The year-to-date net effect of non-cash stock  compensation  decreased net income by
$1,411,000 in 2005 and $826,000 in 2004.

Income from  discontinued  operations for the fourth quarter 2005 was $9,996,000 or $.48 per share ($.45  diluted) and for fiscal 2005 was $9,655,000 or $.47 per share ($.43  diluted).  Most of this income is attributable to the reversal of a tax  contingency  reserve  that  related  primarily  to  the  resolution  of the
Company's investments in Australia which were discontinued in fiscal 2003.

Net  income  for  the  fourth  quarter,   including  income  from   discontinued
operations,  was $13,832,000 or $.67 per share ($.60 diluted) as compared to net income of  $10,541,000  or $.52 per share ($.47  diluted) last year.  For fiscal year  2005,  net  income  was  $30,961,000  or $1.51 per share  ($1.36  diluted)
compared to $31,213,000 or $1.49 per share ($1.33 diluted) in 2004.

Consolidated  comparable store sales growth (decline) for the Company was (0.5%)
for the fourth quarter and (0.5%) for the fiscal year. Fourth quarter comparable store  sales  growth  (decline)  by concept  was (3.0%) for  domestic  Lone Star
Steakhouse & Saloon  restaurants,  5.1% for Sullivan's  Steakhouse  restaurants,
7.6% for Del Frisco's  Double Eagle Steak House  restaurants  and 1.9% for Texas
Land & Cattle Steak House restaurants, bringing the fiscal year comparable store sales growth (decline) to (2.5%), 2.7%, 7.8%, and 3.0%, respectively.

Recent  comparable  store  sales  for the  first 10  weeks of the 12 week  first quarter of fiscal year 2006 have been 0.9% for domestic  Lone Star  Steakhouse &
Saloon restaurants,  6.3% for Sullivan's  Steakhouse  restaurants,  8.1% for Del
Frisco's  Double Eagle Steak House  restaurants and 4.3% for Texas Land & Cattle
Steak House restaurants.

While  comparable  store sales improved in the first two periods of fiscal 2006, continued high beef and  restaurant  operating  expenses  resulted in net income declining  $3.355  million to $4.070  million in the first two periods of fiscal
2006 from $7.425  million in the  comparable  period in 2005. The 30 closed Lone
Star restaurants discussed below accounted for $0.357 million of this decline.

Jamie B.  Coulter,  Lone Star  Steakhouse & Saloon's  Chief  Executive  Officer,
stated, "Overall, 2005 was a disappointing year for the Company,  especially for the Lone  Star  brand.  In the  latter  half of  2005,  we  implemented  certain personnel,  operational,  menu and marketing  initiatives that, while negatively impacting near-term earnings,  we believe will result in improved results in the long-term.  We are  optimistic  about the  future of the Lone Star  concept  and believe  that the  strong  results of our recent  openings  demonstrate  that it continues  to  resonate  with  consumers.  Texas Land & Cattle  and our  premium upscale brands,  Del Frisco's and Sullivan's,  continue to perform very well and we are excited about our new unit pipeline for all concepts."

On March 11,  2006,  the  Company's  Board of  Directors  approved  management's recommendation to close immediately 30  under-performing  Lone Star Steakhouse &
Saloon  restaurants.  This group of stores consists of 13 owned locations and 17 leased  locations  with  net  carrying  values  of  land,  buildings,  leasehold improvements and equipment of approximately  $10,577,000,  $6,014,000 $3,984,000 and $812,000  respectively  and deferred rent  obligations of $1,343,000.  These identified store closings  resulted from  management's  analysis of not only the performance of these stores but also related return on investment  targets,  the geographical location of these stores as compared to other Company owned stores, and demographical  changes in the local markets  surrounding  these stores.  The
Company  closed these stores after  business hours on March 12, 2006 and expects to exit these units through the  abandonment  or sale of such locations over the next 12 months. The operations of the closed stores for the years ended December
27, 2005, December 28, 2004, and December 30, 2003 are as follows:

                                2005              2004               2003
                                ----              ----               ----
Net sales                $32,900,000       $35,589,000        $36,787,000
Loss from operations      $4,637,000        $2,298,000         $1,267,000

The Company expects these closures will result in net positive future  operating cash flow for the Company,  as well as estimated  proceeds  from the sale of the owned  properties  of $15 to $20 million.  The Company  will  continue to review underperforming stores for potential closure.

In fiscal 2005,  we remodeled 11 existing Lone Star  restaurants  and opened two new prototype  Lone Star  restaurants.  The Company did not remodel any existing restaurants or open any new  restaurants  for its other concepts in fiscal 2005.
Thus far in fiscal  2006,  two new Lone  Stars  have  opened  and there are four remodels  and eight new Lone Star  restaurants  currently  in various  stages of construction.  Additionally,  three new Texas Land & Cattle restaurants, one new
Del Frisco's  restaurant and one new Sullivan's  restaurant are currently  under construction.  Locations for the following  additional new restaurants are under contract,  but not yet under construction:  10 Lone Star restaurants,  six Texas
Land & Cattle  restaurants  and five  Sullivan's  restaurants.  The  Company  is actively  pursuing  additional  new sites for all of its concepts,  with several identified and in negotiation.

The five new Lone Star restaurants opened over the last twenty-three months have generated  opening  sales  volumes that are, or project to be, in excess of $3.4 million annually.

During the fourth  quarter and fiscal  year 2005,  the  Company  repurchased  no shares of its common stock. The current  repurchase  authorization has 2,026,000 shares remaining.

On March 11, 2006, the Board of Directors declared the Company's  quarterly cash dividend of $.205 per share payable April 10, 2006 to  shareholders of record on
March 27, 2006.

For interested parties, there will be a conference call with management at 10:00
AM Central  Time on  Tuesday,  March 14,  2006 to discuss  this  fourth  quarter earnings release. The call in number is (719)-457-2692 and the confirmation code is 2631497. A recorded replay of the conference call will be available from 1:00
PM Central Time on March 14, 2006 thru midnight  March 27, 2006. The replay call in number is (719)-457-0820  and the confirmation code is 2631497. A listen only connection to the conference  call, as well as the replay,  will be available on the internet through the Company's website, www.lonestarsteakhouse.com.

Lone  Star  owns  and  operates  250  domestic  Lone  Star  Steakhouse  & Saloon
restaurants,   before  consideration  of  store  closings  described  above;  15
Sullivan's  Steakhouse  restaurants;  five Del Frisco's Double Eagle Steak House restaurants  and 20  Texas  Land & Cattle  Steak  House  restaurants.  Licensees operate four domestic and thirteen international Lone Star restaurants,  and one domestic Del Frisco's Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including  future  operating  performance,  comparable  sales  and  the development plans of the Company,  are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.

                                                 LONE STAR STEAKHOUSE & SALOON, INC.
                             UNAUDITED SUMMARY FINANCIAL DATA FOR THE FOURTH QUARTER OF FISCAL YEAR 2005
                                            ( IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS )

                                                      Dec. 27             Dec. 28
                                                       2004                 2005
                                                    ---------            ---------
Current Assets:
   Cash, cash equivalents and S-T investments    $     63,602           $   72,015
   Other current assets                                46,969               41,059
                                                    ---------            ---------
Total current assets                                  110,571              113,074
Property and equipment, net                           340,428              320,805
Intangibles and other assets                           66,814               64,413
                                                    ---------            ---------
                                                 $    517,813           $  498,292
                                                    =========            =========

Current liabilities                              $     69,916           $   73,752
Noncurrent liabilities                                 35,556               31,759
Stockholders' equity                                  412,341              392,781
                                                    ---------            ---------
                                                 $    517,813           $  498,292
                                                    =========             ========

                                                 -----------------------------------------  ---------------------------------------
                                                       For the fourth quarter ended                For the fiscal year ended
                                                 -----------------------------------------  ---------------------------------------
                                                  December 27, 2005      December 28, 2004    December 27, 2005    December 28, 2004
                                                  -----------------      -----------------    -----------------    -----------------
                                                        $       %            $        %           $        %            $       %
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
Net Sales                                        $    202,858   100     $  204,830    100   $   669,355    100    $   667,546   100
Costs and expenses:
   Costs of sales                                      73,561  36.3         71,422   34.9       235,903   35.2        238,925  35.8
   Restaurant operating expenses                      104,634  51.5         97,246   47.5       332,648   49.7        315,621  47.3
   Depreciation and amortization                        6,043   3.0          6,206    3.0        19,362    2.9         20,181   3.0
   Provision for asset impairment                         410   0.2          1,167    0.5           410    0.1          1,167   0.2
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
     Restaurant costs and expenses                    184,648  91.0        176,041   85.9       588,323   87.9        575,894  86.3
General and administrative expenses                    13,728   6.8         12,918    6.3        46,650    6.9         45,269   6.8
Hurricane Disaster Relief Donation                          -   0.0              -    0.0         1,853    0.3              -   0.0
Provision for Casualty loss                              (265) (0.1)             -    0.0           535    0.1              -   0.0
Non-cash stock-based compensation                        (103) (0.1)           688    0.4         1,575    0.3          1,193   0.2
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
Income from operations                                  4,850   2.4         15,183    7.4        30,419    4.5         45,190   6.7
Other income                                              473   0.2            922    0.5         1,258    0.2          1,737   0.3
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
Income - continuing - before income taxes               5,323   2.6         16,105    7.9        31,677    4.7         46,927   7.0
Provision for income taxes                              1,487   0.7          5,440    2.7        10,371    1.5         15,503   2.3
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
Income - continuing operations                          3,836   1.9         10,665    5.2        21,306    3.2         31,424   4.7
Income (Loss) from discontinued operations
  - Net of tax                                          9,996   4.9           (124)  (0.1)        9,655    1.4           (211) (0.0)
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
Net Income                                       $     13,832   6.8     $   10,541    5.1   $    30,961    4.6    $    31,213   4.7
                                                    ========= =====       ========  ======    =========  =====       ======== =====

Basic income (loss) per share:
   Continuing operations                         $       0.19           $     0.52          $      1.04           $      1.50
   Discontinued operations                               0.48                    -                 0.47                 (0.01)
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
Basic income per share                           $       0.67           $     0.52          $      1.51           $      1.49
                                                    ========= =====       ========  ======    =========  =====       ======== =====

Diluted income (loss) per share:
   Continuing operations                                 0.15           $     0.47          $      0.93           $      1.34
   Discontinued operations                               0.45                    -                 0.43                 (0.01)
                                                    --------- -----       --------  ------    ---------  -----       -------- -----
Diluted income per share                         $       0.60           $     0.47          $      1.36           $      1.33
                                                    ========= =====       ========  ======    =========  =====       ======== =====
Average shares outstanding - Basic                 20,498,273           20,375,875           20,416,840            20,962,919
Average shares outstanding - Diluted               22,358,276           22,518,457           22,409,546            23,396,711

Continuing restaurants included at end of period          291                  292                  291                   291

Comparable sales growth                                  (0.5)%              1.3%                 (0.5)%               3.6%

    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                   (Unaudited)

EBITDA from continuing operations and adjusted EBITDA from continuing operations are non-GAAP  financial  measures used by  management,  as well as some industry analysts, to measure operating performance.  We believe that presenting adjusted
EBITDA from  continuing  operations  is useful to investors  because the measure excludes infrequent charges related to specific non-recurring  transactions,  as we believe that these items are not indicative of our operating performance.  We believe  that  EBITDA  from  continuing  operations  and  adjusted  EBITDA  from continuing  operations  are useful  supplements  to net income and other  income statement data in  understanding  income from  operations that best reflects our operating performance.

When  evaluating  EBITDA from  continuing  operations  and adjusted  EBITDA from continuing operations, investors should consider, among other things, increasing and decreasing  trends in EBITDA from continuing  operations and adjusted EBITDA from continuing  operations.  However, these measures should not be construed as alternatives to operating  income (as an indicator of operating  performance) or cash provided by operating  activities (as a measure of liquidity) as determined in accordance  with GAAP.  All companies do not calculate  adjusted  EBITDA from continuing operations in the same manner. Accordingly,  the adjusted EBITDA from continuing  operations  measures  presented  below  may  not  be  comparable  to similarly titled measures of other companies.

As used herein, "GAAP" refers to accounting principles generally accepted in the
United States of America.

                                                  -----------------------------------------  ---------------------------------------
                                                        For the fourth quarter ended                For the fiscal year ended
                                                  -----------------------------------------  ---------------------------------------
     (dollars in thousands)                       December 27, 2005     December 28, 2004    December 27, 2005    December 28, 2004
                                                  -----------------     -----------------    -----------------    -----------------

Income from continuing operations                $       3,836       $       10,665         $     21,306        $       31,424
   Adjustments:
     Interest expense, net                                   -                    -                    -                     -
     Income tax expense (benefit)                        1,487                5,440               10,371                15,503
     Depreciation and amortization                       7,017                7,019               22,425                22,863
                                                  -------------------   -------------------  -------------------  ------------------
EBITDA from continuing operations                $      12,340       $       23,124         $     54,102        $       69,790
                                                  -------------------   -------------------  -------------------  ------------------
   Adjustments:
     Non-cash stock based compensation                    (103)                 688                1,575                 1,193
     Hurricane Disaster Relief Donation                      -                    -                1,853                     -
     Provision for Casualty Loss                          (265)                   -                  535                     -
     Provision for asset impairmenT                        410                1,167                  410                 1,167
                                                  -------------------   -------------------  -------------------  ------------------
Adjusted EBITDA from continuing operations       $      12,382       $       24,979         $     58,475        $       72,150
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